UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 34)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-50-3
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137
Tel. No: (201) 804-7100
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

November 5, 1992
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               SCHEDULE 13d
CUSIP No. 686285-50-3


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          METROMEDIA COMPANY
          62-1293303

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
                                                                      (b) X

3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              6,109,282 shares
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    6,109,282 shares
     WITH
                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          6,109,282 shares

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          30.55%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-50-3


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          JOHN W. KLUGE
          ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
                                                                      (b) X

3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              10,129,424.  Includes 4,020,142 shares owned
                              directly and 6,109,282 shares beneficially
                              owned through Metromedia Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    10,129,424.  Includes 4,020,142 shares owned
     WITH                     directly and 6,109,282 shares beneficially
                              owned through Metromedia Company.

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          10,129,424. Includes 4,020,142 shares owned directly and 6,109,282 shares beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          50.65%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-50-3


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          STUART SUBOTNICK
          ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
                                                                      (b) X

3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              6,109,282 shares owned through Metromedia
                              Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    6,109,282 shares beneficially owned
     WITH                     through Metromedia Company.

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          6,109,282 shares beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          30.55%

14   TYPE OF REPORTING PERSON

          IN

              AMENDMENT No. 34 TO SCHEDULE 13D


          THIS Amendment No. 34, supplements Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986; Amendment No. 2 thereto filed on November 4, 1986; Amendment No. 3 thereto filed on January 2, 1987; Amendment No. 4 thereto filed on April 7, 1987; Amendment No. 5 thereto filed on October 27, 1987; Amendment No. 6 thereto filed on October 30, 1987; Amendment No. 7 thereto filed on November 23, 1987; Amendment No. 8 thereto filed on December 15, 1987; Amendment No. 9 thereto filed on January 20, 1988; Amendment No. 10 thereto filed on January 22, 1988; Amendment No. 11 thereto filed on
February 1, 1988; Amendment No. 12 thereto filed on
February 10, 1988; Amendment No. 13 thereto filed on February 11, 1988; Amendment No. 14 thereto filed on February 12, 1988; Amendment No. 15 thereto filed on February 19, 1988; Amendment No. 16 thereto filed on
March 1, 1988; Amendment No. 17 thereto filed on April 11, 1988; Amendment No. 18 filed on April 14, 1988; Amendment No. 19 filed on April 18, 1988; Amendment No. 20 thereto filed on May 24, 1988; Amendment No. 21 thereto filed on June 6, 1988; Amendment No. 22 thereto filed on June 15, 1988; Amendment No. 23 thereto filed on July 6, 1988; Amendment No. 24 thereto filed on July 14, 1988, Amend-ment 25 thereto filed on August 3, 1988; Amendment No. 26 thereto filed on December 14, 1988; Amendment No. 27 thereto filed on January 11, 1989, Amendment No. 28 thereto filed on October 9, 1990 and Amendment No. 29 thereto filed on February 7, 1991; Amendment No. 30 thereto filed on April 3, 1991, Amendment No. 31 thereto filed on February 14, 1992; Amendment No. 32 thereto filed on April 23, 1992; and Amendment No. 33 thereto filed on July 13, 1992 in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the
Schedule 13D):


Item 1.   Security and Issuer.

          Item 1 is hereby amended by adding thereto the following sentence:

          Pursuant to the Modified Third Amended Joint
Consolidated Plan of Reorganization for Orion and certain of its subsidiaries, on November 5, 1992 (the "Effective Date") the outstanding shares of common stock of Orion, par value $.25 per share (the "Old Orion Common Stock"), were deemed canceled and 20,000,000 shares of common stock, par value $.25 per share, of Orion (the "New Orion Common Stock") were deemed issued. This statement relates to the New Orion Common Stock.

Item 3.   Source and Amount of Funds or Other Consideration.

          Item 3 is hereby amended by adding thereto the following paragraph:

          As described more fully in Item 4, the cash portion $15,000,000 of the aggregate consideration for the purchases described in Item 4 was provided by personal funds of John W. Kluge.


Item 4.   Purpose of Transaction.

          Item 4 is amended by adding thereto the following paragraphs:

          As previously reported, on July 13, 1992, Orion and Metromedia filed with the United States Bankruptcy Court for the Southern District of New York, a Joint Consolidated Plan of Reorganization providing for the reorganization of Orion and subsidiaries. As permitted thereunder, such Plan of Reorganization was amended and modified through the date hereof (as so amended and modified, the "Plan"). Pursuant to the Plan, among other things, Orion, Metromedia and John W. Kluge entered into a Stock Purchase Agreement, dated as of September 18, 1992, as amended (the "Stock Purchase Agreement"), pursuant to which Metromedia and Mr. Kluge agreed to purchase an aggregate of 50.1% of the New Orion Common Stock for an aggregate consideration (the "Considera-tion") consisting of (i) $15,000,000 in cash, (ii) the contribution to Orion of all claims of MetMermaids, a Delaware joint venture, against Orion relating to or arising from a Letter Agreement dated November 28, 1990 between Orion and MetMermaids, and (iii) the delivery of a guaranty of Orion indebtedness owed to certain Orion bank lenders.
On the Effective Date, the conditions precedent to the closing of the Stock Purchase Agreement were satisfied or waived, the Plan was consummated and Orion delivered an aggregate of 50.1% of the New Orion Common Stock (30% to Metromedia and 20.1 to Mr. Kluge) in return for the Consideration. In addition, in accordance with the terms of the Plan, in exchange for the shares of Old Orion Common Stock held by Metromedia and Mr. Kluge prior to the Effective Date, Metromedia and Mr. Kluge became entitled to receive their pro rata share of the New Orion Common Stock to be distributed to holders of Old Orion Common Stock.
Such pro rata share aggregates .55% of the New Orion Common
Stock.

          In connection with the confirmation of the Plan, Metromedia agreed to offer to purchase, within 30 days of the Effective Date, an aggregate of .1% of the New Orion Common Stock issuable pursuant to the Plan to the holders of claims in Class 10 under the Plan for an aggregate amount of $250,000.

          In accordance with the Plan, the Certificate of Incorporation and By-Laws of Orion were amended and restated in their entirety on the Effective Date. Accordingly, as of the Effective Date, Orion's Board of Directors consists of John W. Kluge, Stuart Subotnick, Silvia K. Merkle, Arnold L. Wadler and Michael I. Sovern, all of whom were members of Orion's board of directors prior to the Effective Date, Leonard White, currently President, and Steven Wertheimer, Joel Packer and Raymond Steele, all of whom were nominated by certain creditors of Orion pursuant to the Plan.


Item 5.   Interest in Securities of the Issuer.

          Item 5 is hereby amended by replacing paragraphs
5(a) and 5(b) thereto with the following:

          (a)  Metromedia beneficially owns directly
6,109,282 shares of New Orion Common Stock which constitutes approximately 30.55% of the shares of New Orion Common Stock deemed to be outstanding as of the Effective Date.
Mr. Kluge beneficially owns directly 4,020,142 shares of New Orion Common Stock, which, together with the New Orion Common Stock owned directly by Metromedia, constitutes approximately 50.65% of the New Orion Common Stock deemed to be outstanding as of the Effective Date.

          (b) Metromedia and Mr. Kluge have sole power to vote and to dispose of the 6,109,282 shares beneficially owned directly by Metromedia, and Mr. Kluge has sole power with respect to the voting and disposition of the 4,020,142 shares beneficially owned directly by him.


Item 6.   Contracts, Arrangements, Understandings or
          Relationships with Respect to the Securities of the Issuer.

          Item 6 is hereby amended by adding thereto the following paragraph:

          On September 18, 1992, Orion, Metromedia and
John W. Kluge entered into the Stock Purchase Agreement (a copy of which is attached hereto as Exhibit 31) which was amended by an Amendment dated as of October 15, 1992 (a copy of which is attached hereto as Exhibit 32) pursuant to which Orion agreed to sell an aggregate of 50.1% of the New Orion Common Stock to Metromedia and Mr. Kluge on the Effective Date in return for the Consideration. In addition, in connection with the confirmation of the Plan, Metromedia agreed to offer to purchase, within 30 days of the Effective Date, an aggregate of 1% of the New Orion Common Stock issuable to holders of claims in Class 10 under the Plan for an aggregate purchase price of $250,000.

Item 7.   Material to be Filed as Exhibit Items.

          Item 7 Is hereby amended by adding the following thereto:

          Exhibit 30  -  Modified Third Amended Joint
                         Consolidation Plan of Reorgani-
                         zation for Orion Pictures
                         Corporation and certain of its
                         subsidiaries.

          Exhibit 31  -  Stock Purchase Agreement.

          Exhibit 32  -  Amendment to Stock Purchase
                         Agreement.

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:    November 12, 1992



                         /s/ STUART SUBOTNICK
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. KLUGE
                         John W. Kluge

                         /s/ STUART SUBOTNICK
                         Stuart Subotnick